United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
June 8, 2010
(Date of Report)
ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 8, 2010, Ultralife Corporation (the “Company”) held its 2010 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on each of the matters described below.
1. The Company’s shareholders elected eight directors, which constitute the Company’s entire board of directors, to serve for a term of one year and until their successors are duly elected and qualified. The number of shares that (i) voted for the election of each director and (ii) withheld authority to vote for each director is summarized in the table below.

Director Nominee	Votes For	Votes Withheld
Steven M. Anderson	8,092,628	352,035
Patricia C. Barron	8,012,234	432,429
James A. Croce	8,103,795	340,868
John D. Kavazanjian	8,096,045	348,628
Thomas L. Saeli	8,089,845	354,818
Robert W. Shaw II	8,095,295	349,368
Ranjit C. Singh	8,092,780	351,883
Bradford T. Whitmore	7,954,034	490,629
2. The Company’s shareholders ratified the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The number of shares that voted for, against and abstained from voting for the ratification of the selection of BDO Seidman, LLP is summarized in the table below.

Votes For	Votes Against	Abstentions
13,833,011	744,092	28,927
Item 8.01 Other Events.
Following the Annual Meeting, the newly-elected board of directors met and took the actions described below.
Committee Assignments
The board of directors changed the composition of each committee of the board of directors as follows:
Audit and Finance Committee:
Thomas L. Saeli — Chair
Patricia C. Barron
Robert W. Shaw II
Compensation and Management Committee:
Ranjit C. Singh — Chair
Steven M. Anderson
James A. Croce

Governance Committee:
Patricia C. Barron — Chair
Steven M. Anderson
James A. Croce
Strategy and Corporate Development Committee
Robert W. Shaw II — Chair
Thomas L. Saeli
Ranjit C. Singh
The Company’s board chair, Bradford T. Whitmore, will serve as an ex-officio member of each board committee. As an ex-officio member of each board committee, Mr. Whitmore will be able to attend and participate in all committee meetings but he will not be able to vote as a committee member and he will not receive any compensation for his committee service.
Board Compensation
The board of directors modified the Company’s cash compensation for directors by terminating the payment of cash meeting fees to each director for each board and committee meeting attended. Each director will instead receive a larger board and committee cash retainer. Each non-employee director will receive an annual cash retainer of $20,000, except for the board chair, who will receive an annual cash retainer of $28,000. In addition, each director who is a member of a board committee will receive an additional cash retainer for such committee service as summarized in the table below.

	Annual Retainer for	Annual Retainer for
	Committee Members	Committee Chair
Audit and Finance Committee	$6,750	$16,750
Compensation and Management Committee	$5,250	$13,250
Governance Committee	$4,500	$9,500
Strategy and Corporate Development Committee	$3,750	$8,750
The board of directors did not modify the Company’s equity award for directors, which continues to be grants of the Company’s common stock with an aggregate annual value of $40,000 for each non-employee director and $66,000 for the board chair.
Officer Positions
In accordance with the Company’s By-laws, the board elected the following corporate officers:

Board Chair:	Bradford T. Whitmore
President and Chief Executive Officer:	John D. Kavazanjian
Secretary:	Peter F. Comerford
Treasurer:	Philip A. Fain

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2010	ULTRALIFE CORPORATION
	By:	/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration and General Counsel